UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.   )
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☐      Preliminary Proxy Statement
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☐      Definitive Proxy Statement
☐      Definitive Additional Materials
☑      Soliciting Material Pursuant to Rule 14a-12
BELLSOUTH CORPORATION

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Top 10 Business Markets Customer FAQs
1. How does the merger announcement affect my current relationship with my BellSouth account team?
The merger announcement will not affect your current relationship with your BellSouth account team. Your sales, as well as your service contacts, will remain the same for all aspects of your account. We remain committed to providing the superior customer service you expect from us to support your business operations.
2. Will contracts signed with BellSouth now be honored in their entirety once the merger is complete?
Prior to the closing of the merger, BellSouth will continue to offer its products and services via BellSouth contracts under BellSouth terms and conditions. Following the merger, AT&T will continue to honor our customer contracts.
3. Will I be required to migrate my BSLD services or my Network VPN over MPLS service to AT&T after the merger?
AT&T will honor the terms of BellSouth customer contracts, including maintaining continuity of service for the term of the contract unless both parties mutually agree to make other arrangements post merger.
4. Will BellSouth continue to compete against AT&T?
Prior to completion of the merger, the companies must and will continue to operate independently and BellSouth will continue to compete against AT&T.
5. Does the merger announcement impact wireless offers and Cingular?
Prior to completion of the merger, there will be no impact to our wireless offerings through Cingular. You should still contact your BellSouth account team for your wireless needs. After the merger, Cingular Wireless will be wholly owned by the combined company.
6. Will BellSouth continue to launch new products for the remainder of the year?
BellSouth will continue to offer competitive products and services to our business customers and will introduce new products and enhancements to our existing products this year.

7. Can I request that, if a merger occurs, my current BellSouth contracts be merged or the terms brought under any existing term I may already have in a contract with BellSouth’s merged partner?
Pre-merger legal restrictions and general contract law do not allow a company to bind a potential merger partner with terms and conditions. However, AT&T will continue to honor our customer contracts post merger.
8. What will happen to the charitable organizations BellSouth supports?
AT&T shares our commitment to serving the communities in which we live and work. The company has agreed to continue to fund charitable activities, and economic and educational initiatives throughout the BellSouth nine state region. This commitment was part of our consideration during negotiations.
9. How does the merger benefit me?
The merger will create a more effective and efficient provider of wireless, broadband, data and video services. It will increase competition and innovation, thereby giving you more choices in products and services. Our size will allow us to attract the right content and technology partners to offer you the best solutions for your needs.
10. When is the merger expected to close?
BellSouth and AT&T are currently expected to complete the merger by the end of 2006. The merger must be cleared by the U.S. Department of Justice and approved by the Federal Communications Commission, the State public utility commissions, a few local and foreign economic authorities and the shareholders for both BellSouth and AT&T. Your account team will continue to update you as information becomes available. You can also visit our Web site at www.bellsouth.com at any time.
In addition to historical information, this document may contain forward-looking statements regarding the proposed merger with AT&T. Factors that could prevent or delay completion of the proposed merger with AT&T, could affect the future results of the merged company and could cause the merged company’s actual results to differ from those expressed in the forward-looking statements include: (i) our and AT&T’s ability to obtain governmental approvals of the proposed merger on the proposed terms and contemplated schedule; (ii) the failure of AT&T shareholders to approve the issuance of AT&T common shares in the merger or the failure of our shareholders to approve the merger; (iii) the risk that the businesses of AT&T and BellSouth will not be integrated successfully or as quickly as expected; (iv) the risk that the cost savings and any other synergies from the merger, including any savings and other synergies relating to the resulting sole ownership of Cingular Wireless LLC, may not be fully realized or may take longer to realize than expected; (v) disruption from the merger making it more difficult to maintain relationships with customers, employees or suppliers; and (vi) those factors contained in the preliminary proxy statement relating to the proposed merger filed with the SEC.
NOTE: In connection with the proposed merger, AT&T Inc. (“AT&T”) filed a registration statement on Form S-4 (Registration No. 333-132904), containing a joint proxy statement/prospectus of AT&T and BellSouth Corporation (“BellSouth”), with the Securities and Exchange Commission (the “SEC”) on March 31, 2006. Investors are urged to read the registration statement and the joint proxy statement/prospectus contained therein (including all amendments and supplements to it) because it contains important information. Investors may obtain free copies of the registration statement and joint proxy statement/prospectus, as well as other filings containing information about AT&T and BellSouth, without charge, at the SEC’s Web site (www.sec.gov). Copies of AT&T’s filings may also be obtained without charge from AT&T at AT&T’s Web site (www.att.com) or by directing a request to AT&T Inc. Stockholder Services, 175 E. Houston, San Antonio, Texas 78205. Copies of BellSouth’s filings may be obtained without charge from BellSouth at BellSouth’s Web site (www.bellsouth.com ) or by directing a request to BellSouth at Investor Relations, 1155 Peachtree Street, N.E., Atlanta, Georgia 30309.
AT&T, BellSouth and their respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies in respect of the proposed merger. Information regarding AT&T’s directors and executive officers is available in AT&T’s 2005 Annual Report on Form 10-K filed with the SEC on March 1, 2006 and AT&T’s proxy statement for its 2006 annual meeting of stockholders, filed with the SEC on March 10, 2006, and information regarding BellSouth’s directors and executive officers is available in BellSouth’s 2005 Annual Report on Form 10-K filed with the SEC on February 28, 2006 and BellSouth’s proxy statement for its 2006 annual meeting of shareholders, filed with the SEC on March 3, 2006. Additional information regarding the interests of such potential participants is included in the registration statement and joint proxy statement/prospectus contained therein, and other relevant documents filed with the SEC.